Exhibit 4.4
SUPPLEMENT NO. 3 TO MASTER INDENTURE
     THIS SUPPLEMENT NO. 3 TO MASTER INDENTURE, dated as of as of June 30, 2006 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (the “Indenture Trustee”).
BACKGROUND
     The parties hereto are parties to a master indenture, dated as of August 12, 2004 (as amended, modified or supplemented, the “Master Indenture”) between the Issuer and the Indenture Trustee. The parties hereto desire to amend the Master Indenture as set forth herein. This Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture.
     SECTION 2. Section 1.1 of the Master Indenture. Section 1.1 of the Master Indenture is hereby amended by amending and restating each of the following defined terms in its entirety to read as follows:
     “Combined Outstanding Principal Balances” means the Outstanding Balances of all Principal Receivables held by the Issuer.
     “Dealer Concentration Limit” means a dollar amount calculated as a percentage (the “Concentration Limit Percentage”) of the Combined Outstanding Principal Balances as of the end of each Monthly Period, subject to the following limitations:
     (a) if a Dealer is ranked first through eleventh owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-half percent (1.5%);
     (b) if a Dealer is ranked twelfth through sixteenth owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one and one-quarter percent (1.25%);
     (c) if a Dealer is ranked seventeenth through twenty-sixth owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one percent (1%);
     (d) if a Dealer is ranked twenty-seventh through forty-first owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal three-quarters of one percent (0.75%);
Supplement No. 3 to Master Indenture

     (e) if a Dealer is ranked forty-second or lower (i.e., forty-third or numerically higher) owing the largest amount of the Combined Outstanding Principal Balances as of the end of a Monthly Period, the Concentration Limit Percentage shall equal one-half of one percent (0.50%); or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.
     “Financing Agreement” means a Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement.
     “Manufacturer Concentration Limit” means a dollar amount calculated as:
     (a) fifteen percent (15%) of the Combined Outstanding Principal Balances on the last day of the applicable Monthly Period (in the case of the Manufacturer which is a party to the Floorplan Agreement covering the largest portion of the Combined Outstanding Principal Balances);
     (b) twelve and one-half percent (12.5%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of the Manufacturer which is a party to the Floorplan Agreement covering the second largest portion of the Combined Outstanding Principal Balances);
     (c) ten percent (10%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of each of the Manufacturers that is among the four Manufacturers which are parties to Floorplan Agreements covering the third to sixth largest portions of the Combined Outstanding Principal Balances); or
     (d) seven and one-half percent (7.5%) of the Combined Outstanding Principal Balances on the last day of such Monthly Period (in the case of Manufacturers other than the top six (6) Manufacturers contemplated by clauses (a), (b) and (c) above);
or, in each case, if the Rating Agency Condition is satisfied, such larger percentage of the Combined Outstanding Principal Balances as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition.
     SECTION 3. Article III of the Master Indenture. Clause (A) of Section 3.10(k) of the Master Indenture is hereby amended by inserting, after “interest of the Noteholders,” the following: “and”. Clause (B) of Section 3.10(k) of the Master Indenture is hereby amended to read as follows: “(B) the Rating Agency Condition is satisfied, or”.
     Article III of the Master Indenture is hereby amended by adding the following new Section 3.15 at the end thereof:

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     “SECTION 3.15. Notices of Amendments. The Issuer shall notify Rating Agencies promptly following any amendment to the Trust Agreement, the First Tier Agreement and the Second Tier Agreement.”
     SECTION 4. Section 6.17 of the Master Indenture. Article VI of the Master Indenture is hereby amended by adding the following new section at the end thereof:
     “SECTION 6.17. Information to Be Provided by the Indenture Trustee or by Deutsche Bank Trust Company Americas.
          (a) For so long as the Issuer is required to report under the Securities Exchange Act, the Indenture Trustee shall: (i) on or before the fifth Business Day of each month, provide to the Issuer, in writing, such information regarding the Indenture Trustee as is requested by the Issuer for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to the Issuer, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.
          (b) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Securities Exchange Act, commencing in 2007, the Indenture Trustee (x) shall (if requested by the Transferor in order to comply with Item 1122 of Regulation AB) and (y) shall cause Deutsche Bank Trust Company Americas as agent for the Indenture Trustee (the “Agent”) to:
               (i) deliver to the Transferor reports regarding the assessment by the Indenture Trustee (if so requested by the Transferor) and the Agent of compliance with servicing criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Securities Exchange Act and Item 1122 of Regulation AB (as that term is defined in the Servicing Agreement). Such reports shall be signed by an authorized officer of the Indenture Trustee (if so requested by the Transferor) and the Agent, and shall address each of the servicing criteria specified in Exhibit B or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee or the Agent, as applicable;
               (ii) deliver to the Transferor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and the Agent, as applicable, and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act; and
               (iii) deliver to the Transferor and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Securities Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuer or the Transferor a certification substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Transferor and the Indenture Trustee or the Agent, as applicable.

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          Each of the Indenture Trustee and the Agent acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee and the Agent, as applicable, pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
          The following bank accounts are subject to the requirements of this Section 6.17: the Collection Account, the Excess Funding Account, and all Series Accounts established with respect to any Series, including without limitation Series 2004-1, Series 2004-2, Series 2005-1, Series 2005-2, Series 2006-1 and Series 2006-2 issued by the Issuer.”
     SECTION 5. Exhibit B of the Master Indenture. The Master Indenture is hereby amended by adding a new Exhibit B thereto in the form set forth in Exhibit B hereto.
     SECTION 6. Exhibit C of the Master Indenture. The Master Indenture is hereby amended by adding a new Exhibit C thereto in the form set forth in Exhibit C hereto.
     SECTION 7. Note Trust Certificate, etc. All references in the Indenture or any Indenture Supplement to the Note Trust Certificate, the Note Trust Certificate Balance, the Note Trust Principal Balance or the Series 2004-NTC Supplement are hereby deleted. All references in Section 5.1 of the Indenture to CDF Floorplan Receivables, L.P., CDF Financing, L.L.C. or the DFS Financing Trust are hereby deleted.
     SECTION 8. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 8:
          (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and
          (b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
     SECTION 9. Binding Effect; Ratification.
          (a) This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
          (b) The Master Indenture, as supplemented hereby, remains in full force and effect. Any reference to the Master Indenture from and after the date hereof shall be deemed to refer to the Master Indenture as supplemented hereby, unless otherwise expressly stated.

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          (c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
     SECTION 10. Miscellaneous.
          (a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
          (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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          (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.
          (e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (f) Executed counterparts of this Supplement may be delivered electronically.
[SIGNATURES FOLLOW]

6	Supplement No. 3 to Master Indenture

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date and year first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	The Bank of New York (Delaware), not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

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WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as the Indenture Trustee
By:	/s/ Dorri E. Wolhar
	Name:	Dorri E. Wolhar
	Title:	Financial Services Officer

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Sections 4, 5 and 6 of this Supplement are hereby agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:	/s/ Louis Bodi
Name: Louis Bodi
Title: Vice President

By:	/s/ Jenna Kaufman
Name: Jenna Kaufman
Title: Vice President

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EXHIBIT B
SERVICING CRITERIA TO BE
ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by the Trustee and the Agent, as applicable, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	✓[1]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

[1]	Solely with regard to deposits made by the Indenture Trustee or the Agent, as applicable.

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Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

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Servicing Criteria		Applicable Servicing
Reference	Criteria	Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

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EXHIBIT C
FORM OF ANNUAL CERTIFICATION OF
[THE AGENT] [THE INDENTURE TRUSTEE]
Re:  GE DEALER FLOORPLAN MASTER NOTE TRUST
Dated:
          [Deutsche Bank Trust Company Americas, as agent (“Agent”) for] [Wilmington Trust Company, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to CDF Funding, Inc. (the “Transferor”), its officers and GE Dealer Floorplan Master Note Trust (the “Issuer”), with the knowledge and intent that they will rely upon this certification, that:
     (1) It has reviewed the report on assessment of [the Agent’s] [the Indenture Trustee’s] compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by [the Agent] [the Indenture Trustee] to the Transferor pursuant to the Master Indenture dated as of August 12, 2004 (as amended, supplemented or otherwise modified from time to time, the “Master Indenture”), by and between the Issuer and the Indenture Trustee (collectively, the [“Agent Information”] [“Indenture Trustee Information”]) (in making such statement, [the Agent] [the Indenture Trustee] makes no representation or warranty as to any information prepared or provided to it by a third person and upon which it relied in preparing our information];
     (2) To the best of its knowledge, the [Agent Information] [Indenture Trustee Information], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the [Agent Information] [Indenture Trustee Information]; and
     (3) To the best of its knowledge, all of the [Agent Information] [Indenture Trustee Information] required to be provided by the [Agent] [Indenture Trustee] under the Master Indenture has been provided to the Transferor.

[WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee

By:

Name:
Title:]

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[DEUTSCHE BANK TRUST COMPANY AMERICAS, as Agent

By:

Name:
Title:

By:

Name:
Title:

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